Exhibit 99.1

FARO Announces Third Quarter 2021 Financial Results

LAKE MARY, FL, October 27, 2021 - FARO® (Nasdaq: FARO), a global leader of 3D measurement, imaging, and realization solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics markets, today announced its financial results for the third quarter ended September 30, 2021.
“Demand remained strong in the third quarter, while customer COVID-related logistical challenges shifted some orders into the fourth quarter,” stated Michael Burger, President and Chief Executive Officer. “As we focus on the growth drivers ahead, we are encouraged by the customer response to our new products, namely our next generation Quantum Max ScanArm and our Holobuilder photogrammetry products which are on track to double over the next year.”
Mr. Burger continued, “Looking ahead, we continue to see strong fourth quarter demand indicators and as revenue returns to pre-pandemic levels, we look forward to demonstrating the operating leverage we have built into the business over the past two years.”
Third Quarter 2021 Financial Summary
Total sales were $79.2 million for third quarter 2021 representing a 4% sequential quarterly decrease when compared to $82.1 million in the second quarter 2021, and a 12% increase when compared with total sales of $70.7 million for third quarter 2020. The sequential sales decrease was driven both by typical seasonal softness in European markets as well as pandemic related logistical constraints on behalf of our customers while the year over year growth was primarily a result of pandemic related softness in the prior year period. Similarly, new order bookings of $80.4 million decreased 9% sequentially compared to $88.2 million in the second quarter 2021 and increased 12% when compared to $72.0 million for the third quarter 2020.
Gross margin was 53.5% for the third quarter 2021, as compared to 51.3% for the same prior year period. Non-GAAP gross margin was 53.7% for the third quarter 2021 compared to 51.5% for the third quarter 2020. The annual increase in gross margin was primarily a result of higher volume compared to the prior year period.

Operating expenses were $47.5 million for the third quarter 2021, compared to $41.2 million for the same prior year period. Non-GAAP operating expenses were $42.4 million for the third quarter 2021 compared to $38.5 million for the third quarter 2020.
Net loss was $3.9 million, or $0.21 per share, for the third quarter 2021, as compared to a net loss of $3.0 million, or $0.17 per share, for the third quarter 2020. Non-GAAP net loss was approximately $100 thousand, or $0.01 per share, for the third quarter 2021 compared to Non-GAAP net loss of $1.3 million, or $0.08 per share, for the third quarter 2020.
Adjusted EBITDA was $2.7 million, or 3.4% of Non-GAAP total sales, for the third quarter of 2021 compared to Adjusted EBITDA of approximately $820 thousand, or 1.2% of Non-GAAP total sales, for the third quarter of 2020.
The Company’s cash and short-term investments decreased $7.5 million to $125.8 million as of the end of the third quarter of 2021 due primarily to inventory purchases to increase inventory safety stock levels. The Company remained debt-free.
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Conference Call
The Company will host a conference call to discuss these results on Wednesday, October 27, 2021 at 5:00 p.m. ET. Interested parties can access the conference call by dialing (877) 876-9174 (U.S.) or +1 (785) 424-1669 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO’s website at: https://www.faro.com/about-faro/investor-relations/events
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to quickly and easily measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP total sales, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP other expense (income), net, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the GSA sales adjustment (as defined in the tables below), the impact of purchase accounting intangible amortization expense, stock-based compensation, imputed interest expense recorded related to the GSA Matter, restructuring charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present Adjusted EBITDA, which is calculated as net loss before interest expense, net, income tax benefit and depreciation and amortization, excluding other expense (income), net, stock-based compensation, the GSA sales adjustment, and restructuring charges, as measures of our operating profitability. The most directly comparable GAAP measure to Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of Non-GAAP total sales.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, the anticipated benefits of FARO's acquisition of Holobuilder, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward- looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company's ability to successfully integrate the acquired Holobuilder business, operations, assets and personnel;

•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the Company's inability to realize the anticipated benefits of its partnership with Sanmina and to successfully transition its manufacturing operations to Sanmina's production facility;
•the Company's potential loss of future government sales and potential impacts on customer and supplier relationships and on the Company's reputation that may result from the GSA matter;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on February 17, 2021.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Sales
Product	$57,838	$48,082	$172,748	$146,866
Service	21,331	22,654	64,862	63,949
Total sales	79,169	70,736	237,610	210,815
Cost of Sales
Product	25,650	22,413	75,909	66,812
Service	11,188	12,025	33,481	34,936
Total cost of sales	36,838	34,438	109,390	101,748
Gross Profit	42,331	36,298	128,220	109,067
Operating Expenses
Selling, general and administrative	33,433	30,163	100,375	96,523
Research and development	12,731	10,754	36,464	31,355
Restructuring costs	1,376	239	3,679	14,563
Total operating expenses	47,540	41,156	140,518	142,441
Loss from operations	(5,209)	(4,858)	(12,298)	(33,374)
Other (income) expense
Interest expense, net	5	161	54	407
Other expense (income), net	299	(256)	(433)	334
Loss before income tax benefit	(5,513)	(4,763)	(11,919)	(34,115)
Income tax benefit	(1,658)	(1,739)	(3,667)	(7,336)
Net loss	$(3,855)	$(3,024)	$(8,252)	$(26,779)
Net loss per share - Basic	$(0.21)	$(0.17)	$(0.45)	$(1.51)
Net loss per share - Diluted	$(0.21)	$(0.17)	$(0.45)	$(1.51)
Weighted average shares - Basic	18,194,960	17,797,390	18,166,930	17,757,359
Weighted average shares - Diluted	18,194,960	17,797,390	18,166,930	17,757,359

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$125,814	$185,633
Accounts receivable, net	58,875	64,616
Inventories, net	55,507	47,391
Prepaid expenses and other current assets	28,776	26,295
Total current assets	268,972	323,935
Non-current assets:
Property, plant and equipment, net	22,576	23,091
Operating lease right-of-use assets	23,586	26,107
Goodwill	80,873	57,541
Intangible assets, net	24,714	13,301
Service and sales demonstration inventory, net	31,025	31,831
Deferred income tax assets, net	46,700	47,450
Other long-term assets	2,141	2,336
Total assets	$500,587	$525,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,415	$14,121
Accrued liabilities	26,625	42,593
Income taxes payable	—	3,442
Current portion of unearned service revenues	38,555	39,149
Customer deposits	4,709	2,807
Lease liabilities	5,630	5,835
Total current liabilities	91,934	107,947
Unearned service revenues - less current portion	21,242	21,757
Lease liabilities - less current portion	19,724	22,131
Deferred income tax liabilities	595	787
Income taxes payable - less current portion	9,250	11,583
Other long-term liabilities	1,071	1,084
Total liabilities	143,816	165,289
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,584,783 and 19,384,350 issued, respectively; 18,202,416 and 17,990,707 outstanding, respectively	20	19
Additional paid-in capital	298,082	287,979
Retained earnings	105,256	113,508
Accumulated other comprehensive loss	(15,795)	(10,160)
Common stock in treasury, at cost; 1,382,367 and 1,393,643 shares, respectively	(30,792)	(31,043)
Total shareholders’ equity	356,771	360,303
Total liabilities and shareholders’ equity	$500,587	$525,592

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(in thousands)	September 30, 2021	September 30, 2020
Cash flows from:
Operating activities:
Net loss	$(8,252)	$(26,779)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,560	10,631
Stock-based compensation	8,657	6,428
Provisions for bad debts, net of recoveries	33	435
Loss on disposal of assets	130	351
Provision for excess and obsolete inventory	1,955	778
Deferred income tax benefit	(3,667)	(4,961)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	4,311	28,132
Inventories	(9,106)	5,101
Prepaid expenses and other current assets	(2,935)	9,391
(Decrease) Increase in:
Accounts payable and accrued liabilities	(14,153)	(10,006)
Income taxes payable	(1,847)	(6,109)
Customer deposits	1,966	815
Unearned service revenues	(2,223)	(3,391)
Net cash (used in) provided by operating activities	(15,571)	10,816
Investing activities:
Purchases of property and equipment	(4,845)	(2,833)
Proceeds from asset sales	—	768
Proceeds from sale of investments	—	25,000
Payments for intangible assets	(1,933)	(813)
Acquisition of business, net of cash acquired	(33,908)	(6,036)
Net cash (used in) provided by investing activities	(40,686)	16,086
Financing activities:
Payments on finance leases	(229)	(237)
Payments for taxes related to net share settlement of equity awards	(4,137)	(2,568)
Proceeds from issuance of stock related to stock option exercises	5,835	5,384
Net cash provided by financing activities	1,469	1,846
Effect of exchange rate changes on cash and cash equivalents	(5,031)	1,255
(Decrease) Increase in cash and cash equivalents	(59,819)	30,003
Cash and cash equivalents, beginning of period	185,633	133,634
Cash and cash equivalents, end of period	$125,814	$163,637

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2021	2020	2021	2020
Total sales, as reported	$79,169	$70,736	$237,610	$210,815
GSA sales adjustment (1)	—	—	—	608
Non-GAAP total sales	$79,169	$70,736	$237,610	$211,423

Gross profit, as reported	$42,331	$36,298	$128,220	$109,067
GSA sales adjustment (1)	—	—	—	608
Stock-based compensation (2)	190	127	470	491
Non-GAAP adjustments to gross profit	190	127	470	1,099
Non-GAAP gross profit	$42,521	$36,425	$128,690	$110,166
Gross margin, as reported	53.5%	51.3%	54.0%	51.7%
Non-GAAP gross margin	53.7%	51.5%	54.2%	52.1%

Selling, general and administrative, as reported	$33,433	$30,163	$100,375	$96,523
Stock-based compensation (2)	(2,581)	(1,527)	(6,789)	(4,666)
Purchase accounting intangible amortization	(276)	(127)	(649)	(371)
Non-GAAP selling, general and administrative	$30,576	$28,509	$92,937	$91,486

Research and development, as reported	$12,731	$10,754	$36,464	$31,355
Stock-based compensation (2)	(509)	(430)	(1,398)	(1,271)
Purchase accounting intangible amortization	(420)	(366)	(1,061)	(1,094)
Non-GAAP research and development	$11,802	$9,958	$34,005	$28,990

Operating expenses, as reported	$47,540	$41,156	$140,518	$142,441
Stock-based compensation (2)	(3,090)	(1,957)	(8,187)	(5,937)
Restructuring costs (3)	(1,376)	(239)	(3,679)	(14,563)
Purchase accounting intangible amortization	(696)	(493)	(1,710)	(1,465)
Non-GAAP adjustments to operating expenses	(5,162)	(2,689)	(13,576)	(21,965)
Non-GAAP operating expenses	$42,378	$38,467	$126,942	$120,476

Loss from operations, as reported	$(5,209)	$(4,858)	$(12,298)	$(33,374)
Non-GAAP adjustments to gross profit	190	127	470	1,099
Non-GAAP adjustments to operating expenses	5,162	2,689	13,576	21,965
Non-GAAP income (loss) from operations	$143	$(2,042)	$1,748	$(10,310)

Other expense (income), net, as reported	$304	$(95)	$(379)	$741
Interest expense increase due to GSA sales adjustment (1)	—	(161)	—	(559)
Non-GAAP adjustments to other expense (income), net	—	(161)	—	(559)
Non-GAAP other expense (income), net	$304	$(256)	$(379)	$182

Net loss, as reported	$(3,855)	$(3,024)	$(8,252)	$(26,779)
Non-GAAP adjustments to gross profit	190	127	470	1,099
Non-GAAP adjustments to operating expenses	5,162	2,689	13,576	21,965
Non-GAAP adjustments to other expense (income), net	—	161	—	559
Income tax effect of non-GAAP adjustments	(1,619)	(1,292)	(4,241)	(4,930)
Non-GAAP net (loss) income	$(122)	$(1,339)	$1,553	$(8,086)

Net loss per share - Diluted, as reported	$(0.21)	$(0.17)	$(0.45)	$(1.51)
GSA sales adjustment (1)	—	—	—	0.03
Stock-based compensation (2)	0.18	0.12	0.48	0.36
Restructuring costs (3)	0.07	0.01	0.20	0.82
Purchase accounting intangible amortization	0.04	0.03	0.09	0.08
Interest expense increase due to GSA sales adjustment (1)	—	0.01	—	0.03
Income tax effect of non-GAAP adjustments	(0.09)	(0.08)	(0.23)	(0.27)
Non-GAAP net (loss) income per share - Diluted	$(0.01)	$(0.08)	$0.09	$(0.46)

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the nine months ended September 30, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.6 million related to the GSA Matter. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the nine months ended September 30, 2021 and September 30, 2020 we recorded a pre-tax charge of approximately $3.7 million and $14.6 million, respectively, primarily consisting of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(3,855)	$(3,024)	$(8,252)	$(26,779)
Interest expense, net	5	161	54	407
Income tax benefit	(1,658)	(1,739)	(3,667)	(7,336)
Depreciation and amortization	3,271	3,352	9,560	10,631
EBITDA	(2,237)	(1,250)	(2,305)	(23,077)
Other expense (income), net	299	(256)	(433)	334
Stock-based compensation	3,280	2,084	8,657	6,428
GSA sales adjustment (1)	—	—	—	608
Restructuring costs (2)	1,376	239	3,679	14,563
Adjusted EBITDA	$2,718	$817	$9,598	$(1,144)
Adjusted EBITDA margin (3)	3.4%	1.2%	4.0%	(0.5)%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the nine months ended September 30, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.2 million related to the GSA Matter. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the nine months ended September 30, 2021 and September 30, 2020 we recorded a pre-tax charge of approximately $3.7 million and $14.6 million, respectively, primarily consisting of severance and related benefits.

(3) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.

TECHNOLOGIES, INC. AND SUBSIDIARIES
SALES DISAGGREGATED BY GEOGRAPHY
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Total sales to external customers
Americas (1)	$33,944	$30,867	$100,195	$92,234
EMEA (1)	23,387	20,648	75,315	61,058
APAC (1)	21,838	19,221	62,100	57,523
	$79,169	$70,736	$237,610	$210,815

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).